Exhibit 99.1

SolarWinds Announces 2009 Third Quarter Results

•	Record quarterly total revenue of $32.4 million, including record quarterly license revenue of $17.6 million

•	Record GAAP operating income of $15.2 million, non-GAAP operating income of $17.5 million

•	GAAP diluted earnings per share of $0.14, non-GAAP diluted earnings per share of $0.17

AUSTIN, Texas – October 19, 2009 – SolarWinds®, Inc. (NYSE: SWI), a leading provider of powerful, simple and affordable network management software to more than 88,000 customers worldwide, today reported results for its third quarter ended September 30, 2009.

Financial Results

SolarWinds reported record total revenue for the third quarter of 2009 of $32.4 million, a 24% increase over total revenue in the third quarter of 2008 and a 20% sequential increase over total revenue in the second quarter of 2009. License revenue was $17.6 million in the third quarter of 2009, the highest quarterly license revenue in SolarWinds’ history and representing a 10% increase over license revenue in the third quarter of 2008. Maintenance revenue was $14.7 million in the third quarter of 2009, representing a 46% increase over maintenance revenue in the third quarter of 2008.

On a GAAP basis, operating income was $15.2 million, net income was $10.2 million and diluted earnings per share was $0.14 in the third quarter of 2009, compared to operating income of $11.8 million, net income of $7.3 million and diluted earnings per share of $0.11 in the third quarter of 2008.

Non-GAAP operating income was $17.5 million in the third quarter of 2009 compared to $13.6 million in the third quarter of 2008 and $13.8 million in the second quarter of 2009. Non-GAAP net income was $12.0 million and non-GAAP diluted earnings per share was $0.17 in the third quarter of 2009 compared to $8.7 million and $0.14 in the third quarter of 2008 and $8.8 million and $0.13 in the second quarter of 2009. Non-GAAP net income and operating income exclude stock-based compensation expense, amortization of intangible assets and the related tax impact of these items. Non-GAAP net income for the second quarter of 2009 also excludes the write-off of debt issuance costs and its related tax impact. Non-GAAP diluted earnings per share is equal to non-GAAP net income divided by non-GAAP weighted average shares outstanding, which adjusts GAAP weighted average shares outstanding for the third quarter of 2008 and the second quarter of 2009 to assume that the conversion of our preferred stock in May 2009 occurred at the beginning of the applicable period.

Adjusted EBITDA was $17.8 million, or 55% of total revenue, in the third quarter of 2009, representing a 28% increase over adjusted EBITDA in the third quarter of 2008. Adjusted EBITDA is defined as net income plus net interest expense, income tax expense, depreciation and amortization and stock-based compensation expense. Net cash provided by operating activities was $14.0 million in the third quarter of 2009, representing a 21% increase over net cash provided by operating activities in the third quarter of 2008 and a 99% sequential increase over net cash provided by operating activities in the second quarter of 2009.

Information about SolarWinds’ use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below.

“Q3 was a strong quarter for SolarWinds, led by strong performance in our U.S. Federal Government business,” said Kevin Thompson, SolarWinds’ President, Chief Operating Officer and Chief Financial Officer. “The effort that we have invested over the past year has resulted in better traction for SolarWinds’ products not just in the Department of Defense, but across a wide range of civilian government agencies. This strength in our Federal business was complemented by solid performance in our global commercial business.”

Recent Business Highlights

“I’m very proud of the way SolarWinds executed this quarter,” said Mike Bennett, SolarWinds’ Chairman and Chief Executive Officer. “While the economic environment continues to be difficult, our excellent results demonstrate that, in addition to meeting a clear demand from IT professionals for powerful, affordable and easy-to-use network management software, this team remains focused on consistently executing upon every element of the business.”

•	SolarWinds increased its total number of customers during the third quarter to over 88,000.

•

SolarWinds further simplified and expanded the company’s ecommerce site, improving the online buying experience for users, providing global currency support and enabling transactions from anywhere in the world and further reducing friction in the buying process for our customers.

•	SolarWinds released a new product, Orion IP SLA Manager, that replaces Orion VoIP Monitor and allows network managers to easily monitor and manage WAN performance across multiple locations.

•

SolarWinds released new versions of many of its products, including Orion Application Performance Monitor v3.0, Orion NetFlow Traffic Analyzer v3.5, Orion IP Address Manager v1.5, SolarWinds Engineer’s Toolset v10.3 and Kiwi Syslog Server v9.0.

“This quarter is a good demonstration of the strength of our product development model. We made significant additions to the Orion product family in response to customer demand while also releasing upgrades to our Engineer’s Toolset and Kiwi Syslog,” continued Bennett. “Customers get the benefit of new and updated features on a frequent basis and we are able simultaneously to expand our market opportunity, respond to the immediate needs of our customers and invest in our technology to build the foundations for growth in 2010 and beyond.”

Financial Outlook

As of October 19, 2009, SolarWinds is providing its guidance for its fourth quarter of 2009 and increasing its guidance for its full year ending December 31, 2009. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share, for the fourth quarter of 2009 and for the full year 2009. These non-GAAP financial measures exclude, among other items mentioned previously, stock-based compensation expense. SolarWinds cannot reasonably estimate the expected stock-based compensation expense for these future periods as the amounts depend upon such factors as the future price of SolarWinds’ stock for purposes of computation.

Financial Outlook for the Fourth Quarter of 2009

SolarWinds management currently expects to achieve the following results for the fourth quarter of 2009:

•	Total revenue in the range of $32.8–$34.2 million

•	Non-GAAP operating income of $16.3–$17.3 million

•	Non-GAAP net income of $11.1–$11.8 million

•	Non-GAAP diluted earnings per share of $0.15–$0.16

•	Weighted average shares outstanding of approximately 73.5 million

Financial Outlook for Full Year 2009

SolarWinds management currently expects to achieve the following results for the full year 2009:

•	Total revenue in the range of $116.3–$117.7 million

•	Non-GAAP operating income of $59.4–$60.4 million

•	Non-GAAP net income of $39.4–$40.1 million

•	Non-GAAP diluted earnings per share of $0.57–$0.58

•	Non-GAAP weighted average shares outstanding of approximately 69.0 million

Conference Call and Webcast

In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and other business at 4:00pm CDT (5:00pm EDT/2:00pm PDT). A live webcast of the event will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in is available domestically at 888-850-2545 and internationally at +1-719-325-2128. It is recommended that participants access the webcast or dial into the call at least 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements relating to SolarWinds’ possible or assumed future results of operations and potential growth and market opportunities. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (b) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (c) the inability to increase sales to existing customers and to attract new customers; (d) our failure to integrate any future acquisitions successfully; (e) the timing and success of new product introductions by SolarWinds or its competitors; (f) changes in SolarWinds’ pricing policies or those of its competitors; (g) the loss of the relationship with a distributor that helps fulfill most of our sales orders from the U.S.

government; (h) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (i) such other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including our Form 10-Q previously filed for the second quarter of 2009 and Form 10-Q for the third quarter of 2009 which we expect to file on or before November 15, 2009. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share, adjusted EBITDA and non-GAAP weighted average shares outstanding. Each of non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and adjusted EBITDA exclude the impact of stock-based compensation expense, amortization of intangible assets and the related tax benefits from the comparable GAAP measure. Non-GAAP net income for the second quarter of 2009 also excludes the write-off of debt issuance costs and its related tax benefit. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its liquidity and performance by excluding certain expenses and expenditures that may not be indicative of its core business operations. SolarWinds’ management and Board of Directors use these non-GAAP measures to assess liquidity and operational performance as well as to determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors on the motivation and decision-making of management in operating the business.

SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance and liquidity to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired. These items are typically interest expense, income tax expense, depreciation and amortization and stock-based compensation expense.

SolarWinds also believes that adjusted EBITDA is a useful liquidity measure for investors and security analysts. Adjusted EBITDA is also the performance measure for two of the key operational covenants used to assess SolarWinds’ ability to service the debt in its credit agreements. SolarWinds believes that adjusted EBITDA provide useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and increasing cash balances.

SolarWinds understands that, although these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as the amortization of intangible assets, stock-based compensation expense, interest expense and income tax expense that are excluded from these non-GAAP financial measures can have a material impact on net earnings. Furthermore,

Adjusted EBITDA does not reflect (a) interest expense, interest income or cash requirements for income taxes; (b) cash requirements for potential replacements of assets being depreciated or amortized in the future; (c) cash expenditures or future requirements for capital expenditures or other contractual commitments; (d) changes in, or cash requirements for, working capital needs; or (e) the total increase or decrease in the cash balance for the period.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, operating income, net income, cash flow from operations or other measures of performance prepared in accordance with GAAP. SolarWinds’ management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

About SolarWinds

SolarWinds provides powerful, simple and affordable network management software to more than 88,000 customers worldwide – from Fortune 500 enterprises to small businesses. Focused on the real-world needs of network professionals, SolarWinds products are downloadable, easy to use and maintain, and provide the power, scale, and flexibility needed to manage today’s complex network environments. SolarWinds’ growing online community, thwack, offers users problem-solving and technology-sharing for all of SolarWinds’ products.

SolarWinds, thwack and Orion are registered trademarks of SolarWinds. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.

CONTACTS:

Investors:	Media:
Jason Ream	Tiffany Nels
Phone: 512.682.9680	Phone: 512.682.9545
ir@solarwinds.com	pr@solarwinds.com

SolarWinds, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except for per share information)

(unaudited)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$125,805	$40,566
Accounts receivable, net of allowances of $ 187 and $ 117 as of September 30, 2009 (unaudited) and December 31, 2008 , respectively	20,964	13,722
Income tax receivable	104	728
Deferred taxes	49	40
Other current assets	2,101	1,420

Total current assets	149,023	56,476

Property and equipment, net	5,910	5,178
Debt issuance costs, net	450	1,101
Deferred taxes	2,019	1,847
Goodwill	15,791	15,745
Intangible assets and other, net	4,092	6,560

Total assets	$177,285	$86,907

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,202	$1,471
Accrued liabilities	5,614	3,284
Accrued interest payable	574	2,011
Dividends payable	20,000	—
Income taxes payable	1,808	201
Current portion of deferred revenue	35,064	25,930
Current portion of capital lease obligations	16	25
Current portion of long-term debt	—	7,161

Total current liabilities	65,278	40,083
Long-term liabilities:
Deferred revenue, net of current portion	1,686	1,232
Capital lease obligations, net of current portion		10
Other long-term liabilities	366	188
Long-term debt, net of current portion	44,097	93,922

Total long-term liabilities	46,149	95,352

Total liabilities	111,427	135,435

Commitments and contingencies
Convertible preferred stock, $0.001 par value: no shares authorized and no shares issued and outstanding as of September 30, 2009 (unaudited) and 46,551,618 shares authorized and 27,000,003 shares issued and outstanding as of December 31, 2008	—	27
Stockholders’ equity (deficit):
Common stock, $0.001 par value: 123,000,000 shares authorized and 65,081,061 and 28,166,656 shares issued and outstanding as of September 30, 2009 (unaudited) and December 31, 2008, respectively	65	28
Additional paid-in capital	106,230	15,166
Accumulated other comprehensive income (loss)	36	(315)
Accumulated deficit	(40,473)	(63,434)

Total stockholders’ equity (deficit)	65,858	(48,555)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$177,285	$86,907

SolarWinds, Inc.

Condensed Consolidated Statements of Income

(In thousands, except for per share information)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenue:
License	$17,638	$16,070	$44,777	$41,545
Maintenance and other	14,712	10,095	38,690	26,693

Total revenue	32,350	26,165	83,467	68,238

Cost of license revenue	153	61	458	191
Cost of maintenance and other revenue	1,110	879	3,127	2,415

Gross profit	31,087	25,225	79,882	65,632

Operating expenses:
Sales and marketing	7,765	6,522	21,690	16,198
Research and development	2,986	2,339	8,167	6,249
General and administrative	5,150	4,527	13,127	12,486

Total operating expenses	15,901	13,388	42,984	34,933

Operating income	15,186	11,837	36,898	30,699

Other income (expense):
Interest income	93	140	225	400
Interest expense	(668)	(1,896)	(3,659)	(6,435)
Other income (expense)	(82)	84	(88)	(43)

Total other expense	(657)	(1,672)	(3,522)	(6,078)

Income before income taxes	14,529	10,165	33,376	24,621
Income tax expense	4,374	2,878	10,415	7,956

Net income	10,155	7,287	22,961	16,665
Amount allocated to participating preferred stockholders	—	(3,567)	—	(8,161)

Net income available to common stockholders	$10,155	$3,720	$22,961	$8,504

Net income available to common stockholders per share:
Basic earnings per share available to common stockholders	$0.16	$0.13	$0.50	$0.30

Diluted earnings per share available to common stockholders	$0.14	$0.11	$0.44	$0.26

Weighted shares used to compute net income available to common stockholders per share:
Shares used in computation of basic earnings per share available to common stockholders	65,045	28,153	46,183	28,130

Shares used in computation of diluted earnings per share available to common stockholders	71,794	33,407	51,801	32,410

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except for per share information)

(unaudited)

	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenue	$32,350	$—		$32,350	$26,165	$—		$26,165
Gross profit	31,087	163		31,250	25,225	75		25,300
Operating expenses	15,901	(2,108)		13,793	13,388	(1,655)		11,733

Operating income	15,186	2,271	(a)	17,457	11,837	1,730	(a)	13,567
Total other expense	(657)	—		(657)	(1,672)	—		(1,672)

Income before income taxes	14,529	2,271		16,800	10,165	1,730		11,895
Income tax expense	4,374	413	(b)	4,787	2,878	301	(b)	3,179

Net income	$10,155	$1,858		$12,013	$7,287	$1,429		$8,716

(a)	Reflects the reversal of amortization of intangible assets and stock-based compensation expense as follows:

Amortization of intangible assets:

	Three Months Ended September 30,
	2009	2008
Cost of license revenue	$145	$58
Sales and marketing	—	—
Research and development	—	—
General and administrative	51	25

Stock-based compensation expense:

	Three Months Ended September 30,
	2009	2008
Cost of maintenance revenue	$18	$17
Sales and marketing	541	416
Research and development	303	193
General and administrative	1,213	1,021

(b)	Reflects the removal of the tax benefits associated with amortization of intangible assets, stock-based compensation expense and write-off of debt issuance costs.

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except for per share information)

(unaudited)

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenue	$83,467	$—		$83,467	$68,238	$—		$68,238
Gross profit	79,882	502		80,384	65,632	220		65,852
Operating expenses	42,984	(5,704)		37,280	34,933	(4,329)		30,604

Operating income	36,898	6,206	(a)	43,104	30,699	4,549	(a)	35,248
Total other expense	(3,522)	428	(c)	(3,094)	(6,078)	—		(6,078)

Income before income taxes	33,376	6,634		40,010	24,621	4,549		29,170
Income tax expense	10,415	1,265	(b)	11,680	7,956	847	(b)	8,803

Net income	$22,961	$5,369		$28,330	$16,665	$3,702		$20,367

(a)	Reflects the reversal of amortization of intangible assets and stock-based compensation expense as follows:

Amortization of intangible assets:

	Nine Months Ended September 30,
	2009	2008
Cost of license revenue	$450	$174
Sales and marketing	—	—
Research and development	—	—
General and administrative	128	72

Stock-based compensation expense:

	Nine Months Ended September 30,
	2009	2008
Cost of maintenance revenue	$52	$46
Sales and marketing	1,435	1,179
Research and development	818	563
General and administrative	3,323	2,515

(b)	Reflects the removal of the tax benefits associated with amortization of intangible assets, stock-based compensation expense and write-off of debt issuance costs.
(c)	The amortization of debt issuance cost was decreased as a result of the lower outstanding principal balance due to the repayment of the long-term debt.

SolarWinds, Inc.

Reconciliation of Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share

(In thousands, except for per share information)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Numerator:
Reconciliation between GAAP and non-GAAP net income:
Net income	$10,155	$7,287	$22,961	$16,665
Reversal of intangible assets amortization	196	83	578	246
Reversal of stock-based compensation expense	2,075	1,647	5,628	4,303
Reversal of debt issuance costs write-off	—	—	428	—
Reversal of tax benefit for amortization of intangible assets	(53)	(30)	(153)	(88)
Reversal of tax benefit of stock-based compensation expense	(360)	(271)	(961)	(759)
Reversal of tax benefit of debt issuance costs write-off	—	—	(151)	—

Non-GAAP net income	$12,013	$8,716	$28,330	$20,367

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted earnings per share:
Weighted average number of shares used in computing diluted earnings per share	71,794	33,407	51,801	32,410
Pro forma adjustments to reflect assumed weighted average effect of conversion of preferred stock (a)	—	27,000	13,798	27,000

Non-GAAP weighted average shares used in computing non- GAAP diluted earnings per share (b)	71,794	60,407	65,599	59,410

Diluted earnings per share	$0.14	$0.11	$0.44	$0.26

Non-GAAP diluted earnings per share	$0.17	$0.14	$0.43	$0.34

(a)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the indicated period.
(b)	If the company assumed the common shares issued in the IPO were issued as of the beginning of the comparable periods, or January 1, 2008, then the weighted average shares used in computing non-GAAP diluted earnings per share and the non-GAAP diluted earnings per share would have been 71,794 shares and $0.17 per share, respectively, and 70,131 shares and $0.12 per share, respectively, for the three months ended September 30, 2009 and 2008 and 70,587 shares and $0.40 per share, respectively, and 69,134 shares and $0.29 per share, respectively, for the nine months ended September 30, 2009 and 2008.

SolarWinds, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Reconciliation of Net Income to Adjusted EBITDA:

Net income	$10,155	$7,287	$22,961	$16,665
Interest expense, net	575	1,756	3,434	6,035
Income tax expense	4,374	2,878	10,415	7,956
Depreciation and amortization	596	365	1,627	1,062
Stock-based compensation expense	2,075	1,647	5,628	4,303

Adjusted EBITDA	$17,775	$13,933	$44,065	$36,021

SolarWinds, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cash flows from operating activities
Net income	$10,155	$7,287	$22,961	$16,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	596	365	1,627	1,062
Provision for doubtful accounts	17	214	132	315
Stock-based compensation expense	2,075	1,647	5,628	4,303
Deferred taxes	(153)	(333)	(181)	(878)
Excess tax benefit from stock-based compensation	(491)	—	(2,212)	(85)
Other non-cash expenses	32	149	896	509
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(8,099)	(2,371)	(7,224)	(4,050)
Income taxes receivable	213	—	619	—
Prepaid income taxes	2,129	—	—	—
Prepaid & other current assets	(144)	(552)	(643)	(497)
Accounts payable	406	(101)	700	279
Accrued liabilities	1,105	1,812	1,872	2,124
Accrued interest payable	(459)	39	(1,437)	(660)
Income taxes payable	2,091	562	3,991	49
Deferred revenue and other liabilities	4,562	2,860	9,292	8,354

Net cash provided by operating activities	14,035	11,578	36,021	27,490

Cash flows from investing activities
Purchases of property and equipment	(831)	(766)	(1,806)	(3,024)
Purchases of intangible assets	(105)	(53)	(305)	(291)
Acquisition of businesses, net of cash acquired	—	(500)	(46)	(1,574)

Net cash used in investing activities	(936)	(1,319)	(2,157)	(4,889)

Cash flows from financing activities
Repayment of long-term debt	—	—	(56,986)	(1,417)
Exercise of stock options	294	—	2,685	170
Net cash proceeds from initial public offering	—	—	104,625	—
Interest on options exercised with note	—	—	—	15
Excess tax benefit from stock-based compensation	491	—	2,212	85
Repayments of capital lease obligations	(6)	(7)	(19)	(20)
Payments for offering costs	(618)	(364)	(1,496)	(1,932)
Proceeds from note receivable from stockholder	—	—	—	1,738
Proceeds from issuance of stock	—	—	—	13,640
Purchase of stock	—	—	—	(13,640)

Net cash provided by (used in) financing activities	161	(371)	51,021	(1,361)
Effect of exchange rate changes on cash and cash equivalents	395	(522)	354	(736)

Net increase in cash and cash equivalents	13,655	9,366	85,239	20,504
Cash and cash equivalents
Beginning of period	112,150	30,441	40,566	19,303

End of period	$125,805	$39,807	$125,805	$39,807

Supplemental disclosure of cash flow information
Cash paid for interest	$1,033	$1,764	$4,402	$6,815

Cash paid for income taxes	$38	$2,648	$5,903	$8,789

Noncash investing and financing transactions
Capital lease termination and related asset write-off	$—	$—	$—	$412

Debt issuance costs write-off	$—	$—	$428	$—